Exhibit 4.2

EXECUTION COPY

TIME WARNER TELECOM INC.

and

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

As Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 29, 2006

Supplemental to Indenture

Dated as of March 29, 2006

Creating a Series of Securities

designated

2.375% Convertible Senior Debentures due 2026

Annex A: Form of Debenture

ii

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 2006 (this “First Supplemental Indenture”), between TIME WARNER TELECOM INC., a corporation organized and existing under the laws of Delaware (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 29, 2006 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.375% Convertible Senior Debentures due 2026, in an initial aggregate principal amount of $325,000,000 (or $373,750,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full);

WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Debentures (and not to any other series of Securities, including, without limitation, any Bearer Securities) to provide for the form, terms and other provisions of the Debentures as a separate series of Securities to be issued under the Indenture;

WHEREAS, all acts and things necessary to duly authorize and reserve for issuance shares of Common Stock issuable upon the conversion of the Debentures have been done and performed; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debentures as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. For all purposes of the Base Indenture and this First Supplemental Indenture relating to the series of Securities, consisting of the Debentures created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section 1.01 have the meanings assigned to them in this Section 1.01, (ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture, (iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture and (iii) as used in this First Supplemental Indenture, the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.

“Additional Debentures” has the meaning specified in Section 2.04 hereof.

“Additional Shares” has the meaning specified in Section 4.01(c) hereof.

“Authorized Officer” means any executive officer of the Company authorized by the Company to issue the Debentures and to give notices for the Company and otherwise act for the Company under or in connection with the Indenture or the Debentures.

“Base Indenture” has the meaning specified in the recitals hereof.

“Capital Stock” means, for any entity, all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by such entity.

“Cash Settlement Averaging Period” means, in respect of a Conversion Date, the twenty consecutive Trading Day period:

(1)	with respect to any Conversion Date during the period beginning on, and including, the date that the Company issues a notice of redemption with respect to the Debentures, and ending on, and including, the Business Day immediately preceding the corresponding Redemption Date, the twenty consecutive Trading Day period beginning on, and including, the 22nd Business Day immediately preceding such Redemption Date;

(2)	with respect to any Conversion Date during the period beginning on, and including, the 25th Business Day immediately preceding the Stated Maturity and ending on, and including, the Business Day immediately preceding the Stated Maturity, the twenty consecutive Trading Day period beginning on, and including, the 22nd Business Day immediately preceding the Stated Maturity; and

(3)	in all other cases, the twenty consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

“close of business” means 5 p.m. (New York City time).

“Common Stock” means, subject to Section 4.05 hereof, shares of Class A common stock of the Company, par value $0.01 per share, at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” has the meaning specified in the first paragraph of this First Supplemental Indenture.

“Company Repurchase Notice” has the meaning specified in Section 5.07(c) hereof.

“Company Repurchase Notice Date” has the meaning specified in Section 5.07(b) hereof.

“Conversion Agent” means any Person authorized by the Company to deliver shares of Common Stock (or other property into which the Debentures may be converted) upon conversion of any Debenture, on behalf of the Company.

“Conversion Date” has the meaning specified in Section 4.02(h) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(h) hereof.

“Conversion Obligation” has the meaning specified in Section 4.01(a) hereof.

“Conversion Price” as of any date will equal to $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 4.01(a) hereof.

“Conversion Value” per $1,000 principal amount of Debentures will be an amount equal to the sum of the Daily Conversion Value Amounts for the Trading Day in the Cash Settlement Averaging Period.

“Cut-off Date” has the meaning specified in Section 4.02(f) hereof.

“Daily Conversion Value Amount” means, for each Trading Day of the Cash Settlement Averaging Period and for each $1,000 principal amount of Debentures, the amount equal to the Last Reported Sale Price of the Common Stock on such Trading Day multiplied by the Conversion Rate in effect on such Trading Day, divided by 20.

“Debentures” has the meaning specified in Section 2.01 hereof and includes any Global Debenture.

A “Designated Event” will be deemed to have occurred upon the occurrence of a Fundamental Change or a Termination of Trading.

“Designated Event Expiration Time” has the meaning specified in Section 5.05(b) hereof.

“Designated Event Notice” has the meaning specified in Section 5.05(b) hereof.

“Designated Event Repurchase Date” has the meaning specified in Section 5.05(a) hereof.

“Designated Event Repurchase Notice” has the meaning specified in Section 5.05(c) hereof.

“Designated Event Repurchase Price” has the meaning specified in Section 5.05(a) hereof.

“Distributed Property” has the meaning specified in Section 4.03(c) hereof.

“Effective Date” has the meaning specified in Section 4.01(c)(ii) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” solely for purposes of Article Four hereof, has the meaning specified in Section 4.03(f) hereof.

“First Supplemental Indenture” has the meaning specified in the first paragraph of this First Supplemental Indenture.

A “Fundamental Change” means any transaction or event, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that (x) is listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange, or (y) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U. S. national securities exchange).

“Fundamental Change Notice” has the meaning set forth in Section 4.01(b) hereof.

“Holder” or other similar terms (but excluding the term “beneficial holder”), as applied to any Debenture, means any Person in whose name at the time a particular Debenture is registered in the Security Register.

“Indenture” means the Base Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” has the meaning set forth in the Base Indenture and, with respect to the Debentures only, means April 1st and October 1st of each year, commencing October 1, 2006.

“Last Reported Sale Price” means with respect to the Common Stock or any other security for which the Last Reported Sale Price is to be determined, on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a U.S. national or regional securities exchange, and the Nasdaq National Market is not a U.S. national securities exchange, as reported by the Nasdaq National Market. If the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock or such other security is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price will be determined without reference to extended or after hours trading.

“Market Disruption Event” means, with respect to the Common Stock or any other security, the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any options, contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Merger Event” has the meaning specified in Section 4.05(a).

“Net Share Settlement” has the meaning specified in Section 4.02(e)(i) hereof.

“Optional Redemption” has the meaning specified in Section 5.01 hereof.

“Prospectus Supplement” means the Prospectus Supplement of the Company describing the terms of the Debentures issued March 23, 2006 to the Prospectus of the Company dated March 17, 2006.

“Record Date”, solely for purposes of Article Four hereof, has the meaning specified in Section 4.03(f) hereof.

“Redemption Date” has the meaning specified in Section 5.02 hereof.

“Redemption Price” has the meaning specified in Section 5.01 hereof.

“Reference Property” has the meaning specified in Section 4.05(b) hereof.

“Regular Record Date” has the meaning set forth in the Base Indenture and with respect to the Debentures only shall mean March 15th with respect to the Interest Payment Date on April 1st and September 15th with respect to the Interest Payment Date on October 1st.

“Repurchase Date” has the meaning specified in Section 5.06 hereof.

“Repurchase Price” has the meaning specified in Section 5.06 hereof.

“Repurchase Notice” has the meaning specified in Section 5.06 hereof.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries, or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Specified Dollar Amount” has the meaning specified in Section 4.02(d)(iii)(A) hereof.

“Specified Percentage” has the meaning specified in Section 4.02(d)(iii)(A) hereof.

“Spin-Off” has the meaning specified in Section 4.03(c) hereof.

“Stated Maturity” has the meaning specified in Section 2.05 hereof.

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 4.01(c) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Fundamental Change.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

A “Termination of Trading” will be deemed to have occurred if the Common Stock, or other common stock into which the Debentures are then convertible, is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange).

“Trading Day” means, with respect to the Common Stock or any other security, a day during which (a) trading in the Common Stock or such other security generally occurs, (b) there is no Market Disruption Event and (c) a Last Reported Sale Price for the Common Stock or such other security (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if the Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Date will mean any Business Day.

“Trigger Event” has the meaning specified in Section 4.03(c) hereof.

“Trustee” has the meaning specified in the first paragraph of this First Supplemental Indenture.

“Underwriters” means Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., as underwriters of the public offering of the Debentures issued on the date hereof pursuant to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated March 23, 2006 among the Company and the Underwriters relating to the public offering of the Debentures issued on the date hereof.

ARTICLE II

The Debentures

SECTION 2.01. Designation of Debentures; Establishment of Form. There shall be a series of Securities designated “2.375% Convertible Senior Debentures due 2026” of the Company (referred to herein as the “Debentures”), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

SECTION 2.02. Issue Price. The Debentures to be issued to the Underwriters pursuant to the Underwriting Agreement shall be issued at the price set forth in the Underwriting Agreement. Any Additional Debentures shall be issued at prices determined by an Authorized Officer.

SECTION 2.03. Ranking. The Debentures shall constitute unsecured, unsubordinated obligations of the Company.

SECTION 2.04. Amount. The Trustee shall initially authenticate and deliver Debentures for original issue in an aggregate principal amount of up to $325,000,000 (or initially up to $373,750,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full) upon a Company Order for the authentication and delivery of Debentures, without any further action by the Company. The Company may, without the consent of the Holders of the Debentures, issue additional Debentures (“Additional Debentures”) under the Indenture with the same terms, CUSIP number and other provisions as the Debentures initially issued under the Indenture in an unlimited principal amount, provided that no Additional Debentures shall be issued unless fungible with the Debentures initially issued under the Indenture for U.S. federal income tax purposes.

SECTION 2.05. Stated Maturity. The date on which the principal of the Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be April 1, 2026 (the “Stated Maturity”).

SECTION 2.06. Interest. Outstanding Debentures shall bear interest at the rate of 2.375% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from March 29, 2006, payable semiannually in arrears on each Interest Payment Date, to the Persons in whose names the Debentures are registered in the Security Register at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date. Interest on the Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

SECTION 2.07. Place of Payment. The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at its Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered address of such Holder (provided that a Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds), or (ii) by transfer to an account maintained by such Holder located in the United States; and provided further, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

SECTION 2.08. Redemption and Repurchase; Sinking Fund. (a) The Company, at its option, may redeem the Debentures in accordance with the provisions set forth in the Debentures and the provisions of this First Supplemental Indenture, including, without limitation, Article Five hereof.

(b) The Debentures shall be repurchased by the Company, at the option of the Holders, in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Five hereof.

(c) There shall be no sinking fund for the retirement of the Debentures.

SECTION 2.09. Form and Denomination; Currency. (a) The Debentures shall be Registered Securities and initially be issued in global form as Global Securities without interest coupons.

(b) Each Debenture shall be in the denomination of $1,000 or any integral multiple thereof.

(c) All obligations of the Company in respect of principal, interest or any other amount owing shall be payable in United States dollars.

SECTION 2.10. Conversion. The Debentures shall be convertible in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Four hereof.

SECTION 2.11. No Defeasance or Discharge. Article Four and Article Fifteen of the Base Indenture shall not apply to the Debentures.

SECTION 2.12. Security Registrar; Paying Agent; Conversion Agent. The Company initially appoints the Trustee as Security Registrar, Paying Agent and Conversion Agent. The Company may appoint one or more additional Security Registrars, one or more additional Paying Agents and one or more additional Conversion Agents in accordance with the Indenture. The Security Register shall be maintained at the Corporate Trust Office. The Company shall maintain an office or agency where Debentures may be presented for purchase or payment (which shall be the office of the Paying Agent) and an office or agency where Debentures may be presented for conversion (which shall be the office of the Conversion Agent).

ARTICLE III

Amendments to the Base Indenture

SECTION 3.01. Provisions Applicable Only to Debentures. The provisions contained in this First Supplemental Indenture shall apply to the Debentures only and not to any other series of Security issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Debentures and not for the benefit of any other series of Debt Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Debentures Outstanding. Any provisions contained in the Base Indenture relating to any Bearer Security, insofar as such provisions pertain to the Debentures, shall for purposes of the Indenture be deleted from the Indenture and have no force or effect herein.

SECTION 3.02. Additional Events of Default. In addition to the Events of Default set forth in Section 501 of the Base Indenture, subject to Section 3.01 hereof, an “Event of Default” with respect to the Debentures shall also mean any of the following:

(a)	failure by the Company to satisfy the Conversion Obligation upon the exercise of a Holder’s conversion right; or

(b)	failure by the Company to pay the Redemption Price, the Repurchase Price, or the Designated Event Repurchase Price, when such payment becomes due and payable; or

(c)	failure by the Company to provide on a timely basis of the Fundamental Change Notice or the Designated Event Repurchase Notice; or

(d)	failure by the Company to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of the Company, Time Warner Telecom Holdings Inc. or any Significant Subsidiary, in an aggregate amount of $20,000,000 or more, unless such failure is cured or such acceleration is rescinded, annulled, waived or extended within 30 days after written notice to the Company from the Trustee (or to the Company and the Trustee from the Holders of at least 25% in principal amount of the Outstanding Debentures) has been received by the Company; or

(e)	failure to pay any final judgments for money (not covered by insurance) in excess of $20,000,000 in the aggregate by the Company, Time Warner Telecom Holdings Inc. or any Significant Subsidiary and such judgments remain outstanding for a period of 30 days and are not discharged or paid or stayed by reason of a pending appeal or otherwise within 15 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the Outstanding Debentures) has been received by the Company; or

(f)	a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Time Warner Telecom Holdings Inc. or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Time Warner Telecom Holdings Inc. or any Significant Subsidiary or for all or substantially all of the property and assets of Time Warner Telecom Holdings Inc. or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Time Warner Telecom Holdings Inc. or any Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(g)	Time Warner Telecom Holdings Inc. or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Time Warner Telecom Holdings Inc. or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

SECTION 3.03. Amendments; Waiver. In addition to those matters set forth in Section 902 of the Base Indenture, subject to Section 3.01 hereof, with respect to the Debentures only, no amendment or supplemental indenture shall without the consent of the Holders of each Outstanding Debenture affected thereby:

(i) make any change that adversely affects the Holders of the Debentures to require the Company to purchase the Debentures at the option of the Holders or upon a Designated Event;

(ii) reduce the Redemption Price, the Repurchase Price or the Designated Event Repurchase Price;

(iii) modify the ranking of the Debentures in a manner adverse to the Holders of the Debentures; or

(iv) make any change that adversely affects a Holder’s right to convert its Debentures.

In addition, with respect to the Debentures, to the extent set forth in Section 513 of the Base Indenture, subject to Section 3.01 hereof, the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures may, by notice to the Trustee, waive an existing default or Event of Default and its consequences, other than: (I) any default or Event of Default arising or resulting from failure by the Company to pay the Redemption Price, the Repurchase Price, or the Designated Event Repurchase Price, or (II) any default or Event of Default arising or resulting from the failure by the Company to satisfy the Conversion Obligation with respect to any Debenture in accordance with the Indenture.

SECTION 3.04. Modification and Waiver. In addition to those matters set forth in Section 901 of the Base Indenture, subject to Section 3.01 hereof, with respect to the Debentures only, the Company may, pursuant to Section 901 of the Base Indenture as modified hereby, enter into one or more supplemental indentures, in form satisfactory to the Trustee, without prior notice to, or the consent of, any Holder of Debentures for any one or more of the following purposes:

(a)	to evidence the assumption of the Company’s obligations under the Indenture and the Debentures by a successor upon the Company’s consolidation or merger or conveyance, transfer or lease of all or substantially all of the Company’s assets in accordance with the Indenture (to the extent not already addressed in Section 901 of the Base Indenture); or

(b)	to make adjustments in accordance with this First Supplemental Indenture to the right to convert the Debentures upon certain reclassifications or changes in the Common Stock and certain consolidations, mergers and combinations and upon the sale or conveyance of all or substantially all of the Company’s assets; or

(c)	to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture; or

(d)	to add to or modify any other provisions with respect to matters or questions arising under this Indenture that the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Debentures in any material respect; provided that any addition or modification made solely to conform the provisions of the Indenture to the description of the Debentures in the Prospectus Supplement will not be deemed to adversely affect the interests of the Holders of the Debentures (to the extent not already addressed in Section 901 of the Base Indenture).

ARTICLE IV

Conversion of Debentures

SECTION 4.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article Four, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Debenture at any time prior to the close of business on the Business Day immediately preceding April 1, 2026, at a conversion rate (the “Conversion Rate”) equivalent to 53.6466 shares of Common Stock, per $1,000 principal amount. Upon conversion, the Company shall pay or deliver to the converting Holder the consideration described in Section 4.02 of this First Supplemental Indenture (the Company’s obligation to pay or deliver such consideration being herein called the “Conversion Obligation”). The Conversion Rate is subject to adjustment by the Company as provided in Section 4.03.

(b) If a Fundamental Change occurs prior to April 1, 2013, a Holder surrendering Debentures for conversion at any time from and after the 30th Business Day prior to the anticipated Effective Date of such Fundamental Change until the related Designated Event Repurchase Date shall be entitled to the increase in the Conversion Rate, if any, specified in Section 4.01(c); provided that if a Holder converts its Debentures on or after the 30th Business Day prior to such anticipated Effective Date, and such Fundamental Change does not occur, such Holder will not be entitled to an increased Conversion Rate as described in Section 4.01(c) in connection with such conversion. The Company shall give written notice (the “Fundamental Change Notice”) to all Holders and the Trustee of any such Fundamental Change and issue a press release providing the same information no later than 30 Business Days prior to the anticipated Effective Date of any such Fundamental Change.

(c) (i) If a Holder elects to convert Debentures in connection with a Fundamental Change that occurs prior to April 1, 2013, the Conversion Rate applicable to each $1,000 principal amount of Debentures so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as specified in (ii) below. Settlement of Debentures so tendered for conversion shall be made in accordance with Section 4.02(c). For purposes of this Section 4.01(c), a conversion shall be deemed to be “in connection” with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 4.01(b).

(ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change becomes effective (the “Effective Date”), and the Stock Price; provided, however, that if the actual Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year; and provided, further, however, that if (1) the Stock Price is greater than $70.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $14.62 per share (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 68.3994 per $1,000 principal amount of Debentures (subject to adjustment in the same manner as set forth in Section 4.03).

(iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table in Schedule A hereto shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.03.

SECTION 4.02. Settlement Upon Conversion; Conversion Procedure. (a) Subject to Section 4.05 and except to the extent the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures as set forth in paragraph (e) below, in lieu of delivery of shares of Common Stock in satisfaction of the Conversion Obligation upon conversion of Debentures, the Company may elect to deliver cash or a combination of cash and shares of Common Stock in satisfaction of such Conversion Obligation.

(b) (i) Except to the extent the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures as set forth in paragraph (e) below, the Company shall inform the Holders through the Trustee of the method the Company has chosen to satisfy its Conversion Obligation upon conversion, as follows:

(A) if the Company has called the Debentures for redemption pursuant to Section 5.01, in the applicable notice of redemption;

(B) in respect of Debentures converted during the period beginning twenty-five Business Days immediately preceding the Stated Maturity and ending on the Business Day immediately preceding the Stated Maturity, twenty-six Business Days immediately preceding the Stated Maturity; and

(C) in all other cases, no later than two Trading Days following the conversion date.

(ii) Except to the extent the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures as set forth in paragraph (e) below, if the Company does not give any notice within the time periods described above in clause (i)(A), (i)(B) or (i)(C) above, as applicable, as to how it intends to settle the relevant Conversion Obligation, the Company shall satisfy such Conversion Obligation solely with shares of Common Stock (and cash in lieu of fractional shares pursuant to paragraph (p)). If the Company has elected to satisfy a portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares pursuant to paragraph (p)), the Company, through the Trustee, will specify the amount to be satisfied in cash as a percentage of the Conversion Obligation or as a specified dollar amount. The Company shall treat all Holders converting on the same day in the same manner. The Company shall not, however, have any obligation to settle Conversion Obligations arising on different days in the same manner.

(c) (i) If the Company elects to settle a Conversion of Debentures solely in shares of Common Stock, such settlement will occur as soon as practicable after the Company, through the Trustee, notifies the converting Holder that the Company has elected this method of settlement, but in any event within three Trading Days of the relevant Conversion Date.

(ii) If the Company elects to settle a Conversion of Debentures entirely or partially in cash (other than cash in lieu of fractional shares), such settlement shall occur on the third Business Day following the final Trading Day of the relevant Cash Settlement Averaging Period.

(d) Subject to Section 4.05, the amount payable or deliverable, as the case may be, by the Company to converting Holders in satisfaction of the Company’s Conversion Obligation shall be computed as follows:

(i) If the Company elects to satisfy the entire Conversion Obligation by delivering Common Stock, it shall deliver to the converting Holder a number of shares of Common Stock equal to (A) (I) the aggregate principal amount of Debentures to be converted divided by (II) $1,000 multiplied by (B) the Conversion Rate in effect on the applicable Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares pursuant to paragraph (p)).

(ii) If the Company elects to satisfy the entire Conversion Obligation in cash, it shall pay to the converting Holder, for each $1,000 principal amount of Debentures to be converted, cash in an amount equal to the Conversion Value.

(iii) If the Company elects to satisfy the Conversion Obligation with a combination of cash and Common Stock, it shall deliver to the converting Holder:

(A) the dollar amount per $1,000 principal amount of Debentures specified in the notice regarding the Company’s chosen method of settlement (the “Specified Dollar Amount”) or the percentage of the Conversion Obligation specified in such notice (the “Specified Percentage”) multiplied by the amount of cash that would be paid pursuant to clause (ii) above, as the case may be; and

(B) a number of whole shares of Common Stock (plus cash in lieu of fractional shares pursuant to paragraph (p)) per $1,000 principal amount of Debentures equal to (a) the Conversion Rate on the last Trading Day of the Cash Settlement Averaging Period multiplied by (b) (i) 100% minus (ii) Y% (where Y% is equal to (i) in the case that the Company’s notice to settle a portion of its Conversion Obligation in cash and Common Stock sets forth a Specified Percentage, such Specified Percentage, or (ii) in the case that the Company’s notice to settle a portion of its Conversion Obligation in cash and Common Stock sets forth a Specified Dollar Amount, a percentage equal to (a) such Specified Dollar Amount per $1,000 principal amount of Debentures divided by the Conversion Value multiplied by (b) 100).

(e) (i) At any time on or prior to the twenty-sixth Business Day immediately preceding the Stated Maturity, the Company may irrevocably elect to satisfy its Conversion Obligation with respect to the Debentures to be converted after the date of such election with a combination of cash and shares of Common Stock as set forth in clause (ii) below (“Net Share Settlement”). Such election shall be at the Company’s sole discretion without prior notice to, or the consent of, the Holders of Debentures. If the Company makes such election, the Company shall notify the Trustee and the Holders of Debentures at their addresses shown in the Security Register, and the Company shall issue a press release at the time of such election providing the same information.

(ii) If the Company elects Net Share Settlement, for each $1,000 principal amount of Debentures surrendered for conversion, the Company shall pay or deliver, as the case may be, to converting Holders, the following consideration:

(A) if the Conversion Value is less than or equal to $1,000, an amount in cash equal to such Conversion Value, or

(B) if the Conversion Value is greater than $1,000, an amount computed as if the Company had elected to settle a portion of its Conversion Obligation with a combination of cash and Common Stock with a Specified Dollar Amount as described in clause (d)(iii)(A) above equal to $1,000.

(f) If the Conversion Rate is increased by the Additional Shares pursuant to Section 4.01(c), and the Company does not (x) elect to deliver cash to settle any portion of the Conversion Obligation (other than cash in lieu of fractional shares pursuant to paragraph (p)) or (y) irrevocably elect Net Share Settlement upon conversion pursuant to Section 4.02(e), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion as follows:

(A) If the date on which Debentures are surrendered for conversion is prior to the third Business Day preceding the anticipated Effective Date of the relevant Fundamental Change (the “Cut-off Date”), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) on the third Business Day immediately following the Cut-off Date. In addition, as soon as practicable following the Effective Date of the relevant Fundamental Change (but in any event within three business days of such Effective Date), the Company shall deliver the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c), if any, or the equivalent of such shares in Reference Property, as applicable.

(B) If the date on which Debentures are surrendered for conversion is on or following the Cut-off Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 4.01(c)) on the later to occur of (I) the Effective Date of the relevant Fundamental Change and (II) the third Business Day immediately following the Cut-off Date by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) plus the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c), if any, or the equivalent of such shares in Reference Property, as applicable.

(g) If the Conversion Rate is increased by the Additional Shares pursuant to Section 4.01(c), and the Company elects to deliver cash in respect of all or a portion of the Conversion Obligation (other than cash in lieu of fractional shares pursuant to paragraph (p)) or the Company irrevocably elects Net Share Settlement upon conversion pursuant to Section 4.02(e), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion as follows:

(A) If the last day of the applicable Cash Settlement Averaging Period related to Debentures surrendered for conversion is prior to the Cut-off Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion by delivering the amount of cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) on the third Business Day immediately following the last day of the applicable Cash Settlement Averaging Period. In addition, as soon as practicable following the Effective Date of the relevant Fundamental Change (but in any event within three Business Days of such Effective Date), the Company shall deliver the increase in such amount of cash and Reference Property deliverable in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Cash Settlement Averaging Period (and based upon the relevant Last Reported Sale Prices during such Cash Settlement Averaging Period). If such increased amount results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Reference Property based on such increased number of shares.

(B) If the last day of the applicable Cash Settlement Averaging Period related to Debentures surrendered for conversion is on or following the Cut-off Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 4.01(c) above) on the later to occur of (I) the Effective Date of the relevant Fundamental Change and (II) the third Business Day immediately following the last day of the applicable Cash Settlement Averaging Period.

(h) Before any Holder of a Debenture shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Debenture, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in paragraph (n) below and, if required, pay all taxes or duties, if any, and (2) in the case of a Debenture issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Debenture (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in paragraph (n) below, and (D) if required, pay all transfer or similar taxes, if any. A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 4.02(h).

No Conversion Notice with respect to any Debentures may be tendered by a Holder thereof if such Holder has also tendered a Repurchase Notice or Designated Event Repurchase Notice and not validly withdrawn such Repurchase Notice or a Designated Event Repurchase Notice in accordance with the applicable provisions of Section 5.05 or 5.06, as the case may be.

If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Debentures, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

(i) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 4.02(c). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the Holder of the Debenture surrendered for conversion, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock (or Reference Property) to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares as determined pursuant to paragraph (p) below).

(j) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

(k) If a Holder submits a Debenture for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock (or Reference Property) to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock (or Reference Property) being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares (or Reference Property) are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(l) Except as provided in Section 4.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Debenture as provided in this Article Four.

(m) Upon the conversion of an interest in a Global Debenture, the Trustee shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any Conversion Agent other than the Trustee.

(n) Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Debenture and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Debentures are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such Debentures at the close of business on such Regular Record Date will receive the interest payable on such Debentures on the corresponding Interest Payment Date notwithstanding the conversion. Such Debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Debentures so converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent any overdue interest exists at the time of conversion with respect to such Debenture. Except as described above, no payment or adjustment will be made for accrued interest on converted Debentures.

(o) The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record (i) on the close of business on the Conversion Date (if the Company delivers solely shares of Common Stock in respect of its Conversion Obligation) or (ii) the close of business on the last Trading Day of the applicable Cash Settlement Averaging Period (if the Company delivers cash in respect of any portion of its Conversion Obligation or if the Company has irrevocably elected Net Share Settlement upon conversion pursuant to Section 4.02(e)); provided, however, that in the case of clause (i), no surrender of Debentures on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date that such Debentures shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Debentures, such Person shall no longer be a Holder.

(p) No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay cash in lieu of fractional shares based on the Last Reported Sale Price of the Common Stock on the Trading Day prior to the Conversion Date (if the Company delivers solely shares of Common Stock to satisfy its Conversion Obligation) or the Last Reported Sale Price of the Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company delivers cash to satisfy a portion, but less than all, of its Conversion Obligation or if the Company has irrevocably elected Net Share Settlement upon conversion pursuant to Section 4.02(e)).

SECTION 4.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company shall issue shares of Common Stock as a dividend or distribution to all holders of the outstanding Common Stock, or if the Company effects a share split of the Common Stock into a greater number of shares of Common Stock or share combination of the Common Stock into a lesser number of shares of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 4.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b) If the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights, warrants or convertible securities entitling them for a period of not more than sixty (60) calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, warrants or convertible securities.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are distributed and shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. The Company shall not issue any such rights, warrants or convertible securities in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company shall, by dividend or otherwise, distribute to all or substantially all holders of the Common Stock shares of any class of its Capital Stock, evidences of its indebtedness or other assets or property (including securities, but excluding (x) dividends or distributions and rights, warrants or convertible securities covered by Section 4.03(a) or Section 4.03(b), (y) dividends or distributions paid exclusively in cash, and (z) Spin-Offs to which the provisions set forth below in this Section 4.03(c) shall apply) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 4.03(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive on the date on which the Distributed Property is distributed to holders of Common Stock, for each $1,000 principal amount of Debentures, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 4.03(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading-Day period after (and including) the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading-Day period after (and including) the effective date of the Spin-Off.

The adjustment to the Conversion Rate pursuant to the immediately preceding paragraph shall occur on the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days immediately following, and including, the effective date of any Spin-Off, references within this paragraph to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the applicable Conversion Date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03(c) (and no adjustment to the Conversion Rate under this Section 4.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(c). If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.03(c), Section 4.03(a) and Section 4.03(b), any dividend or distribution to which this Section 4.03(c) is applicable that also includes shares of Common Stock to which Section 4.03(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.03(a) or Section 4.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 4.03(b) applies (and any Conversion Rate adjustment required by this Section 4.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date for such dividend or distribution” and “the Ex-Dividend Date for such distribution” within the meaning of Section 4.03(a) and Section 4.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 4.03(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 4.03(b).

(d) If the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company dividends or distributes to holders of Common Stock.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive on the date on which such cash is distributed to holders of Common Stock, for each $1,000 principal amount of Debentures, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect on the date immediately following the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment to become effective immediately prior to the opening of business on the second day immediately following the date such tender or exchange offer expires. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(f) For purposes of this Section 4.03, (1) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise) and (2) the term “Ex-Dividend Date” means the first date on which the shares of the Common Stock or any other applicable security trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

(g) Notwithstanding the foregoing, to the extent that the Company elects to settle any conversion of Debentures by delivering solely Common Stock, for purposes of determining the relevant Conversion Rate for any such conversion, the words “Ex-Dividend Date” in the definition of (i) CR0, CR’, OS0 and OS’ in paragraph (a) of this Section 4.03, (ii) CR0, CR’ and OS0 in paragraph (b) of this Section 4.03, (iii) CR0 and CR’ in paragraph (c) of this Section 4.03 and (iv) CR0 and CR’ in paragraph (d) in this Section 4.03 shall be replaced, solely for purpose of such conversion with the words “Record Date.”

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(i) In addition to those required by paragraphs (a), (b), (c), (d) and (e) of this Section 4.03, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq National Market, the Company from time to time may increase the Conversion Rate by any amount if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Debenture at its last address appearing on the Security Register a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) The applicable Conversion Rate will not be adjusted:

(i) if (other than in connection with a share combination) the application of the foregoing formulae set forth in paragraph (a), (b), (c), (d) or (e) of this Section 4.03 would result in a decrease in the Conversion Rate;

(ii) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(iii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Debentures were first issued, including the conversion of the Company’s Class B common stock to Common Stock;

(v) for a change in the par value of the Common Stock;

(vi) for accrued and unpaid interest, if any; or

(vii) if Holders of the Debentures participate, as a result of holding the Debentures, at the same time and in the same manner as holders of the Common Stock, as if such Holders of the Debentures held a number of shares of Common Stock equal to the then-applicable Conversion Rate, in any of the transactions described in paragraph (a), (b), (c), (d) or (e) of this Section 4.03 without having to convert their Debentures.

(k) All calculations and other determinations under this Article Four shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at its last address appearing on the Security Register provided for in

Section 305 of the Base Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 4.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 4.04. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Debentures from time to time as such Debentures are presented for conversion.

SECTION 4.05. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 901(1) of the Base Indenture providing for the conversion and settlement of the Debentures as set forth in the Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article Five hereof. In the event the Company shall execute a supplemental indenture pursuant to this Section 4.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

(b) Notwithstanding the provisions of Section 4.02, and subject to the provisions of Section 4.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Debentures will be changed to a right to convert such Debenture by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, the Conversion Obligation shall be settled:

(i) if the Company does not elect to deliver cash in respect of any portion of its Conversion Obligation (other than cash in lieu of fractional shares pursuant to Section 4.02(p)) and the Company has not irrevocably elected Net Share Settlement upon conversion pursuant to Section 4.02(e), Reference Property in an amount equal to the amount of Reference Property that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to such Merger Event would have received at the effective time of such Merger Event; or

(ii) if the Company elects to deliver cash in respect of any portion of its Conversion Obligation (other than cash in lieu of fractional shares pursuant to Section 4.02(p)) or the Company has irrevocably elected Net Share Settlement upon conversion pursuant to Section 4.02(e), (A) cash in an amount equal to the portion of the Company’s Conversion Obligation that it has elected to settle with cash (or up to the aggregate principal amount of Debentures to be converted if the Company has irrevocably elected Net Share Settlement upon conversion upon conversion pursuant to Section 4.02(e)); and (B) in lieu of the shares of Common Stock otherwise deliverable, if any, Reference Property.

(c) If the Company elects to settle any conversion in whole or in part by delivering cash in respect of its Conversion Obligation or if the Company has irrevocably elected Net Share Settlement upon conversion upon conversion pursuant to Section 4.02(e), the amount of cash and any Reference Property Holders receive upon Conversion will be based on the Daily Conversion Value Amounts of Reference Property and the applicable Conversion Rate, as described in Section 4.02; provided that references in Section 4.02 to “Common Stock” or “a share(s) of Common Stock” shall instead be deemed references to “a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive” in such Merger Event or “unit(s) of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive” in such Merger Event, as the case may be.

(d) For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with this paragraph (d). None of the foregoing provisions shall affect the right of a Holder of Debentures to convert its Debentures in accordance with the provisions of Article Four hereof prior to the effective date of the applicable Merger Event.

(e) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(f) The above provisions of this Section 4.05 shall similarly apply to successive Merger Events.

SECTION 4.06. Certain Covenants. (a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures.

SECTION 4.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Four.

Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 4.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 601 and 603 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 4.08. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Security Register as promptly as possible but in any event at least twenty days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 4.09. Shareholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Debentures, the Holders of the Debentures shall receive, in addition to any shares of Common Stock issuable upon such conversion, the rights under the rights plan, unless prior to any conversion the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 4.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE V

Redemption and Repurchase

SECTION 5.01. Redemption of Debentures at the Option of the Company. The Company may not redeem any Debentures prior to April 6, 2013. At any time on or after April 6, 2013, the Debentures may be redeemed at the option of the Company (an “Optional Redemption”), in whole or in part, upon notice as set forth in Section 5.02 hereof, at a price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”); provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption and the Redemption Price payable will be 100% of the principal amount of such Debenture and will not include any interest.

SECTION 5.02. Notice of Optional Redemption; Selection of Debentures. In case the Company exercises its right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 5.01 hereof, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty-five (35) nor more than sixty (60) days prior to the Redemption Date to each Holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

Each such notice of redemption shall specify (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) whether the Company has elected to settle its Conversion Obligation during the period beginning on, and including, the date on which Company issues the relevant notice of redemption, and ending on, and including, the Business Day immediately preceding the corresponding Redemption Date in cash or a combination of cash and shares of Common Stock in lieu of delivering solely shares of Common Stock, and, in the event the Company has elected to settle all or a portion of its Conversion Obligation during the period beginning on, and including, the date on which Company issues the relevant notice of redemption, and ending on, and including, the Business Day immediately preceding the corresponding Redemption Date in cash or the Company has irrevocably elected Net Share Settlement upon conversion pursuant to Section 4.02(e), the date on which the Cash Settlement Averaging Period will begin, (x) the method of calculating the number of shares and/or the amount of cash to be delivered to the Holder upon conversion pursuant to Article Four of this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 5.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures

(or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price; provided, however, that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 5.02 in excess of amounts required hereunder to pay the Redemption Price. If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed pursuant to Section 5.01 hereof, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

SECTION 5.03. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 5.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock (or a combination of cash and shares of Common Stock if the Company elects Net Share Settlement) pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and the Debentures shall cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment specified in said notice, such Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Company may not redeem the Debentures if the Company has failed to pay any interest on the Debentures and such failure to pay is continuing, or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Redemption Date.

SECTION 5.04. [Reserved]

SECTION 5.05. Repurchase at Option of Holders Upon a Designated Event. (a) If there shall occur a Designated Event at any time prior to the Stated Maturity, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Repurchase Date”) that is not fewer than twenty (20) nor more than thirty-five (35) days after the date of the Designated Event Notice (as defined in Section 5.05(b)) for such Designated Event at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the Designated Event Repurchase Date; provided, however, that if such Designated Event Repurchase Date (the “Designated Event Repurchase Price”) falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for repurchase and the Designated Event Repurchase Price payable will be 100% of the principal amount of such Debenture and will not include any interest.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unpurchased portion of the Debentures presented.

(b) On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 5.02 (without regard for the time limits set forth therein).

If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Holders. Concurrently with the mailing of any Designated Event Notice, the Company shall publish such notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other medium as the Company may use at that time. The failure to publish such notice, or any defect therein, shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Holder may elect to have the Company repurchase as provided in this Section 5.05.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the Designated Event Repurchase Price, that the Holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (or, if such day is not a Business Day, the next succeeding Business Day)(the “Designated Event Expiration Time”), that the Holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Holder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the Holder is to surrender such Holder’s Debentures, the amount of interest accrued on each Debenture to (but excluding) the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 5.05.

(c) For a Debenture to be so repurchased at the option of the Holder pursuant to this Section 5.05, (i) the Company must receive at the office or agency of the Company maintained for that purpose pursuant to Section 2.07 hereof the Holder’s duly completed repurchase notice in the form set forth on the reverse of the Debenture entitled “Option to Elect Repayment Upon A Designated Event” (a “Designated Event Repurchase Notice”) on or before the Designated Event Expiration Time and (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) must have occurred at any time after delivery of the applicable Designated Event Repurchase Notice and prior to the Designated Event Expiration Time (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Designated Event Repurchase Price; provided, however, that such Designated Event Repurchase Price shall be so paid pursuant to this Section 5.05 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the completed form entitled “Option to Elect Repurchase Upon a Designated Event” contemplated by this Section 5.05 shall have the right to withdraw such election at any time prior to the close of business on the Designated Event Repurchase Date by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the close of business on the Designated Event Repurchase Date, specifying:

(i) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Security, and

(iii) the principal amount, if any, of such Debenture which remains subject to the original election and which has been or will be delivered for purchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(d) On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate Designated Event Repurchase Price; provided, however, that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than three (3) Business Days) following the Designated Event Repurchase Date. If the Trustee or other Paying Agent appointed by the Company, or the Company, if the Company is acting as the Paying Agent, on the Business Day following the Designated Event Repurchase Date, holds cash sufficient to pay the aggregate Designated Event Repurchase Price of all the Debentures, or portions thereof, that are to be repurchased as of the Designated Event Repurchase Date, on or after the Designated Event Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such

Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the Designated Event Repurchase Price, upon delivery of the Debentures.

(e) Notwithstanding the foregoing, no Debentures may be repurchased by the Company upon the occurrence of a Designated Event on the relevant Designated Event Repurchase Date if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Designated Event Repurchase Date.

(f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures in the event of a Designated Event.

SECTION 5.06. Repurchase of Debentures by the Company at Option of the Holders. Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the Holder thereof on April 1, 2013, April 1, 2016 and April 1, 2021 (each, a “Repurchase Date”), at a price of 100% of the principal amount thereof, subject to the provisions of Section 5.07 hereof, together with accrued and unpaid interest, if any, to, but excluding, the relevant Repurchase Date (the “Repurchase Price”); provided, however, that any such accrued and unpaid interest will be paid not to the Holder submitting the Debenture for repurchase on the relevant Repurchase Date but instead to the Holder of record at the close of business on the immediately preceding Regular Record Date. Repurchases of Debentures under this Section 5.06 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed Repurchase Notice (a “Repurchase Notice”) in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date stating:

(1) the principal amount of the Debentures with respect to which such Repurchase Notice is being provided,

(2) the certificate number, if any, of the Debenture in respect of which such Repurchase Notice is being provided, or the appropriate Depositary information if the Debenture in respect of which such Repurchase Notice is being provided is represented by a Global Security, and

(3) that such Debentures are to be repurchased by the Company pursuant to the applicable provisions of this Indenture.

(ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice and prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the

Company), such delivery being a condition to receipt by the holder of the Repurchase Price; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 5.06 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice. The Company shall purchase from the holder thereof, pursuant to this Section 5.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.06 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 5.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.08 hereof.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding the foregoing, the Company shall not repurchase any Debentures on any Repurchase Date if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date.

SECTION 5.07. Procedures for the Repurchase of Debentures. (a) At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 5.07(c) in the Company Repurchase Notice, and

(ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 5.07(c).

(b) The Company Repurchase Notice, as provided in Section 5.07(c), shall be sent to Holders at their addresses shown in the Security Register and to beneficial owners of the Debentures, as required by applicable law, not less than 20 Business Days prior to such Repurchase Date (the “Company Repurchase Notice Date”).

(c) In connection with any repurchase of Debentures, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to Holders and, if applicable, to beneficial owners of the Debentures (with a copy to the Trustee) setting forth information specified in this Section 5.07(c) (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1) state the Repurchase Price and the Repurchase Date to which the Company Repurchase Notice relates;

(2) include a form of Repurchase Notice;

(3) state the name and address of the Trustee (or other Paying Agent appointed by the Company);

(4) state that Debentures must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the Repurchase Price;

(5) state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this First Supplemental Indenture; and

(6) state the CUSIP number of the Debentures.

Company Repurchase Notices may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(d) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures.

SECTION 5.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 5.06 hereof, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee at its Corporate Trust Office (or other Paying Agent appointed by the Company), on the later of (x) the Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in Section 5.06) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 5.06. Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

(1) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

(2) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

(3) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

SECTION 5.09. Deposit of Reurchase Price. (a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company; or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date.

(b) If the Trustee or other Paying Agent appointed by the Company, or the Company or a subsidiary or affiliate of either of them if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Debentures, or portions thereof that are to purchased as of the Repurchase Date, on or after the Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the Repurchase Price, as and to the extent provided in Section 5.08 hereof, upon delivery of the Debentures.

SECTION 5.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

SECTION 5.11. Repayment to the Company. The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.09 hereof exceeds the aggregate Repurchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE VI

Miscellaneous

SECTION 6.01. Integral Part. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Debentures only as provided in Section 3.01 hereof.

SECTION 6.02. Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

SECTION 6.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 6.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.05. Conflict of Any Provision of Indenture with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 6.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.07. Separability Clause. In case any provision in this First Supplemental Indenture or in the Debt Securities or any coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.08. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 6.09. Benefit of Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 6.10. Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

TIME WARNER TELECOM INC., as Issuer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SCHEDULE A

Stock Price

Effective Date	$14.62	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$22.50	$25.00	$27.50	$30.00	$40.00	$50.00	$60.00	$70.00
March 29, 2006	14.7528	14.0824	12.5250	11.2179	10.1101	9.1656	8.3519	6.7566	5.6014	4.7370	4.0713	2.4927	1.7058	1.2387	0.9305
April 1, 2007	14.6572	13.9452	12.2986	10.9260	9.7709	8.7933	7.9573	6.3393	5.1892	4.3439	3.7037	2.2299	1.5203	1.1048	0.8315
April 1, 2008	14.5279	13.7682	12.0194	10.5724	9.3644	8.3506	7.4912	5.8527	4.7145	3.8962	3.2890	1.9429	1.3216	0.9629	0.7270
April 1, 2009	14.3599	13.5390	11.6599	10.1189	8.8452	7.7875	6.9010	5.2446	4.1291	3.3514	2.7909	1.6116	1.0969	0.8038	0.6103
April 1, 2010	14.1660	13.2614	11.2042	9.5360	8.1748	7.0609	6.1418	4.4732	3.3999	2.6859	2.1939	1.2363	0.8483	0.6284	0.4810
April 1, 2011	13.9286	12.9005	10.5803	8.7268	7.2425	6.0545	5.0985	3.4439	2.4611	1.8599	1.4777	0.8230	0.5785	0.4356	0.3366
April 1, 2012	13.6924	12.4399	9.6371	7.4468	5.7514	4.4550	3.4681	1.9435	1.2054	0.8440	0.6569	0.3967	0.2908	0.2220	0.1729
April 1, 2013	14.7528	13.0201	8.8534	5.1769	1.9090	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

ANNEX A

[Include only for Global Debentures:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TIME WARNER TELECOM INC.

2.375% CONVERTIBLE SENIOR DEBENTURE DUE 2026

CUSIP: No.	$

Time Warner Telecom Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [            ] or its registered assigns, [the principal sum of                      DOLLARS] [the principal sum as set forth in the Schedule of Increases or Decreases In Debenture attached hereto, which shall not exceed $325,000,000 (or $373,750,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full)] on April 1, 2026 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 1 and October 1 of each year, commencing October 1, 2006, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.375%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from March 29, 2006 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any Interest Payment Date will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date, which shall be the March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Holder (provided that the Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Holder located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Payments of principal and, to the extent permitted by applicable law, interest on the Debenture that are not made when due will accrue interest at the annual rate equal to the then applicable interest rate from the required payment date. Such interest shall be payable on demand.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with, and governed by, the laws of the State of New York.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

[SEAL]	TIME WARNER TELECOM INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-named Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:	Authorized Officer

FORM OF REVERSE OF DEBENTURE

TIME WARNER TELECOM INC.

2.375% CONVERTIBLE SENIOR DEBENTURE DUE 2026

This Debenture is one of a duly authorized issue of a series of Debt Securities of the Company, designated as its 2.375% Convertible Senior Debentures Due 2026 (herein called the “Debentures”), issued and to be issued under and pursuant to an Indenture dated as of March 29, 2006 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture dated as of March 29, 2006 (the “First Supplemental Indenture”; and the Base Indenture, as so amended and supplemented, herein called the “Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

At any time on or after April 6, 2013 and prior to the Stated Maturity, the Company may redeem the Debentures, in whole or in part, in accordance with the terms of the Indenture.

The Debentures are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to the Stated Maturity, the Holders of Debentures, at their option, can require the Company to repurchase all or a portion of their Debentures on a Designated Event Redemption Date in accordance with the terms of the Indenture.

The Holders of Debentures can require the Company to repurchase all or a portion of their Debentures on each Repurchase Date in accordance with the terms of the Indenture.

The Debentures shall be convertible at the option of the Holders thereof prior to the close of business on the Business Day immediately preceding the Stated Maturity into cash, shares of Common Stock or a combination thereof as set forth in the Indenture.

The Conversion Rate of the Debentures shall be adjusted as provided in the Indenture upon the occurrence of certain specified events.

Subject to the provisions of the Indenture, if a Holder elects to convert Debentures in connection with a Fundamental Change that occurs prior to April 1, 2013, the Company will increase the number of shares of Common Stock issuable upon conversion of the Debentures by a number of additional shares of Common Stock as set forth in the Indenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

Notwithstanding anything to the contrary in other provision of this Indenture, so long as the Debentures are in the form of Global Securities, the parties to the Indenture and the Holders of such Debentures will be bound at all times by the applicable procedures of the Depositary.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

“TEN COM” - as tenants in common	“UNIF GIFT MIN ACT” Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
“TEN ENT” - as tenant by the entireties
“JT TEN” - as joint tenants with right of survivorship and not as tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	TIME WARNER TELECOM INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the cash payable and/or the shares of Common Stock issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares of Common Stock or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Name of Holder or underlying participant of Depository

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, and the Person to whom cash, if any, is to be made, if other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):
$
Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPURCHASE

UPON A DESIGNATED EVENT

TO:	TIME WARNER TELECOM INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Time Warner Telecom Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued but unpaid interest to, but excluding, the Designated Event Redemption Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all): $

Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:	TIME WARNER TELECOM INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Time Warner Telecom Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all): $

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                                                                                hereby sell(s) assign(s) and transfer(s) unto [            ] (please insert Social Security [            ] or other Taxpayer Identification Number [            ] of assignee) the within Debenture, and hereby irrevocably constitutes and appoints attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or any change whatever.

[Include Schedule I only for a Global Debenture]

SCHEDULE OF INCREASES OR DECREASES IN DEBENTURE

The initial principal amount of this Global Debenture is [    ] DOLLARS ($[    ]). The following increases or decreases in part of this Debenture have been made:

Date	Amount of Increase in Principal Amount of this Debenture	Amount of Decrease in Principal Amount of this Debenture	Principal Amount of this Debenture following such Increase or Decrease	Signature of Authorized Officer or Trustee

B-1